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                                                                 EXHIBIT 10.2(a)


                          EXECUTIVE EMPLOYMENT CONTRACT

        THIS AGREEMENT, made and entered into as of the 5th day of November, 1987 by and between Universal Foods Corporation, a Wisconsin corporation, (hereinafter referred to as the "Company") and Kenneth P. Manning (hereinafter referred to as "Executive");

                              W I T N E S S E T H:

        WHEREAS, the Executive is presently employed by the Company as Group Vice President; and

        WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial; and

        WHEREAS, the Board desires to provide for the continued employment of the Executive and to encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management; and

        WHEREAS, the Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:





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        1. Employment. The Company hereby agrees to continue to employ the
Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

        2. Term. The employment of the Executive by the Company as provided in
Section 1 of this Agreement will commence on the date hereof and end on October 31, 1990, unless further extended or sooner terminated as hereinafter provided. On November 1, 1988, and on November l of each year thereafter, the term of the Executive's employment shall be automatically extended one (1) additional year; provided, however, that in no event shall the term of the Executive's employment extend beyond the end of the calendar month in which the Executive's 65th birthday occurs and provided further that no automatic extension of the term of the Executive's employment shall occur if the Executive is disabled, as determined pursuant to Section 8 of this Agreement, at the time such extension would otherwise automatically become effective. The Company has the right, upon a majority vote of the Board of Directors, to terminate the automatic annual extension of the Executive's term of employment provided herein, in which event this Agreement shall continue in effect only for a term of three years from and after such termination of the automatic annual extension of term, or until the Executive's normal retirement, whichever occurs first. Notwithstanding any other provision of this Agreement, in the event of a "Change of Control" (as hereinafter defined), the term of the Executive's employment shall be automatically extended for an additional period of time so that the Executive's term of employment shall extend to a date exactly three years from the date of such Change of Control subject to automatic extension of such term in accordance with the provisions set forth above in this Section 2. For purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if:


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        (a) A third person, including, without limitation, a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than a person or group approved by the Board of Directors of the Company, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

        (b) As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (hereinafter referred to as a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        3. Position and Duties. The Executive shall serve as Group Vice President of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Company's Board of Directors or the Chief Executive Officer of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

        4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based in Milwaukee, Wisconsin (at the principal executive offices of the Company) except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations.

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        5. Compensation and Related Matters.

        (a) During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at a rate of not less than $160,008 per annum in equal installments as nearly as practicable [on the fifteenth and last days of each month in arrears]. This base salary shall be reviewed on or before October 1st of each year following the date of this Agreement, while this Agreement remains in force, to ascertain whether in the judgment of the Board or such Committee to whom the Board may have delegated authority, such base salary should be increased and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The base salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's base salary hereunder. In addition to the base salary described in this paragraph, the Executive shall receive bonuses if earned in the judgment of the Board of Directors or its delegee.

        (b) During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.

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        (c) The Executive shall be entitled to participate in all of the
Company's employee benefit plans and arrangements in effect on the date hereof (including, without limitation, each pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, deferred compensation plan, profit sharing plan, stock option plan, health and split-dollar life insurance, disability plan, dental program, executive car program and vacation plan). The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section.

        (d) The Executive shall be entitled to the number of vacation days in each calendar year determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

        (e) The Company shall furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

        6. Offices. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company



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and any of its subsidiaries and in one or more executive offices of any of the
Company's subsidiaries, provided that the Executive is indemnified for serving in any such capacities on a basis no less favorable than is currently provided by the Company's By-laws.

        7. Death. If the Executive shall die during the term of his employment hereunder but prior to the delivery of a Notice of Termination (as hereinafter defined) by the Company or by the Executive for Good Reason (as hereinafter defined), the Executive's employment shall terminate and the provisions of any Company plans or programs providing death benefits shall become effective.

        8. Disability.

       (a) If during the term of the Executive's employment hereunder he becomes disabled and thereby prevented from performing his duties, the Executive shall not be paid pursuant to paragraph 5(a) above, but rather the Company shall pay him commencing on the date of the disability until he reaches age 65 or the termination of his disability, whichever is first to occur, such amounts which an individual in his earnings category would be normally entitled to receive as full Long Term Disability ("LTD") coverage under the Company LTD plan then in effect, but not less than 60% of his base salary as determined under paragraph 5(a) above at the time of such disability. During the term of his disability, the Executive also shall receive the employee benefits (or service credits therefor, as the case may be) as provided in 5(c) above. The obligation to provide the foregoing disability benefits shall survive the termination of this Agreement provided the disability was incurred before termination.

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        (b) To determine whether the Executive is disabled for the purposes of this Agreement, either party may from time to time request a medical examination of the Executive by a doctor on the staff of Milwaukee Medical Clinic, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether or not the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by the Company.

        9. Termination by the Company.

        (a) Termination for Cause. This Agreement may be terminated by the Board of Directors at any time for cause which shall be defined to mean theft, dishonesty, fraudulent misconduct, disclosure of trade secrets, gross dereliction of duty (unless significantly changed after a Change of Control without the Executive's consent) or other grave misconduct on the part of the Executive which is substantially injurious to the Company.

        The Executive shall not be deemed to have been terminated for cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) delivery to the Executive of a Notice of Termination from the Board finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this Section, and specifying the particulars thereof in detail. In the event this Agreement is terminated for cause, the Executive shall forfeit his right to any and all benefits he would otherwise have been entitled to receive under this Agreement.

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        (b) Prior to a Change of Control. The Company has the right to terminate the employment of the Executive prior to a Change of Control, upon at least thirty days' prior written notice, if such termination is approved by a majority vote of the Board taken at a meeting duly called to consider such matter. In the event of termination of the Executive's employment pursuant to this paragraph 9(b), the Company shall provide the Executive with the following "Termination Benefits"; provided, however, that the payment of the Bonus Amount shall be at the sole discretion of the Committee:

            (i) an amount equal to (A) the Executive's annual base salary in effect as of the date of such termination and, if the Committee so decides, (B) the amount of the Executive's bonus with respect to the most recently completed fiscal year (the amount described in this clause B is referred to in this Agreement as the "Bonus Amount") payable in twelve (12) substantially equal monthly installments commencing as of the first day of the next month following such termination of employment; and

            (ii) for a period ending upon (A) the payment of the last monthly installment under subparagraph 9(b)(i) above or (B) the Executive's obtaining new employment, whichever is earlier. The Executive shall continue to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverage as he was covered by immediately prior to his termination of employment with the Company. The Termination Benefits constitute liquidated damages and severance pay and shall be in lieu of further salary for periods following termination of the Executive's employment pursuant to paragraph 9(a) or 9(b), as the case may be. Upon payment of the Termination Benefits to the Executive, the Company shall have no further obligations to the Executive under this Agreement.

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        (c) After a Change of Control. The Company has the right to terminate the employment of the Executive after a Change of Control, upon at least thirty days' prior written notice, if such termination is approved by a majority vote of the Board taken at a meeting duly called to consider such matter. If the Company shall terminate the employment of the Executive at any time during the term of his employment hereunder and after a Change of Control, other than for cause under paragraph 9(a) of this Agreement, then the Executive shall be entitled to the following "Change of Control Benefits":

            (i) The Company shall promptly pay the Executive a lump sum amount equal to three times the sum of (A) the Executive's annual base salary in effect as of such date of termination and (B) the amount of the largest bonus paid to the Executive by the Company with respect to any twelve-month period during the three years preceding such date of termination.

            (ii)The Executive will be entitled to receive pension and supplemental deferred compensation benefits in addition to those provided for him under the Company's Retirement Plan for Salaried Employees and his Supplemental Deferred Compensation Agreement, respectively. The amount of additional pension and supplemental deferred compensation benefits will be equal to the difference between the amount he (or in the event of his death, his surviving spouse or other beneficiary) would be actually entitled to receive upon retirement under the terms and conditions of such plan and agreement as in effect on the date of termination under this paragraph 9(c), and the amount he (or such surviving spouse or beneficiary) would have been entitled to receive under such terms and conditions if (A) his benefits under such plan and agreement had been fully vested on such date of termination; and

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(B) he had continued to work until attaining age 65 at a salary rate equal to his base salary increased by an amount equal to his largest bonus with respect to any twelve-month period during the three year period preceding such date of termination; provided, however, that in no event will the assumed period of continued employment extend beyond the date on which the Executive elects to begin receiving the additional pension and supplemental deferred compensation benefits. The Executive shall be entitled to elect to receive his additional pension and supplemental deferred compensation benefits in any form (e.g. joint and survivor) that would have been available to him under the terms and conditions of the Company's Retirement Plan for Salaried Employees and Supplemental Deferred Compensation Agreement, respectively, as in effect on the date of termination under this paragraph 9(c), and (subject to reduction, if any, under such terms) at any time after he has attained the age at which early retirement is permitted.

            (iii) For a period ending two years from the date of termination under this paragraph 9(c) or three years from the date of the Change of Control, whichever is later, the Executive shall continue to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverage as he was covered by immediately prior to termination of his employment.

            (iv) It is the intention of the Company and the Executive that no portion of the Change of Control Benefits or any other payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "excess parachute payment" as defined in
Section 280G of the Code or its successors. It is agreed that the present value of the Change of Control Benefits and any other payments to or for the



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benefit of the Executive in the nature of compensation receipt of which are contingent on the Change of Control of the Company and to which Section 280G of the Code or any successor provision thereto applies (in the aggregate "Total Benefits") shall not exceed an amount equal to one dollar less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provision (the "Excise Tax") or which the Company may pay without loss of deduction under Section 280G(a) of the Code or any successor provision thereto. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code or any successor provision thereto. Within 45 days following delivery of the Notice of Termination or notice by either party to the other of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment, the Executive and the Company, at the Company's expense, shall obtain the opinion of such legal counsel (the opinion of legal counsel need not be unqualified), and certified public accountants as the Executive may choose, which sets forth (a) the amount of the Base Period Income of the Executive, (b) the present value of Total Benefits and (c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the amount set forth in paragraph 9(c)(i) of this Agreement or any other payment determined by such counsel to be includible in Total Benefits, shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within 30 days of his receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions the Total Benefits paid to the Executive shall be an amount equal to one dollar less than the maximum amount which the Executive may receive without becoming subject to the Excise Tax (the "Reduced



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Amount"). The provisions of this subparagraph 9(c)(iv), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (x) the compensation and benefits provided for in
Section 5 hereof and (y) any other compensation earned prior to the Change of Control by the Executive pursuant to the Company's compensation programs if payment of such other compensation would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph 9(c)(iv), the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. For purposes of this Agreement, the term "Base Period Income" shall be an amount equal to the Executive's "annualized includible compensation" from the Company for the "base Period" as defined in Sections 280G(d)(1) and (2) of the Code or any successor provisions thereto. In the event that the provisions of Sections 28OG and 4999 of the Code or any successor provision are repealed without succession this paragraph 9(c)(iv) shall be of no further force or effect.

        As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by legal counsel and accountants as provided in this subparagraph 9(c)(iv), it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive



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pursuant to this Agreement could have been so paid or distributed
("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that such legal counsel, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which such legal counsel believes has a high probability of success or other controlling precedent or substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that such legal counsel, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

        The Change of Control Benefits shall constitute liquidated damages and severance pay and upon payment of the Change of Control Benefits to the Executive the Company shall have no further obligation to the Executive under this Agreement except as set forth in the last preceding paragraph.

        10. Termination by the Executive.

        (a) The Executive has the right to terminate his employment at any time upon thirty days' prior written notice. If the Executive terminates his employment for any reason other than death, disability, retirement, or Good



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Reason after a Change of Control, the Company may provide the Executive with any or all of the following "Discretionary Benefits," if any, in its sole discretion:

            (i) the continuation of the Executive's salary payments with a maximum continuation of up to twelve (12) months; and/or

            (ii) the Bonus Amount, or any fraction thereof, payable in equal monthly installments over the same period of time as the salary continuation under subparagraph 10(a)(i) above (the "Salary Continuation Period"), or if there is no such salary continuation and a Bonus Amount is to be paid, such Bonus Amount shall be payable in twelve (12) substantially equal monthly installments commencing as of the first day of the next month following termination of employment under this paragraph 10(a); and

            (iii) if the Company decides in its sole discretion to continue the Executive's salary under subparagraph 10(a)(i) above, the Executive shall continue to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverage as he was covered by immediately prior to his termination of employment pursuant to paragraph 10(a) of this Agreement, for a period ending at the end of the Salary Continuation Period, or upon the Executive's obtaining new employment, whichever is earlier.

        (b) The Executive may terminate his employment for Good Reason after a Change of Control. In the event of such termination, the Company shall pay the Executive the Change of Control Benefits as described in paragraph 9(c) of this Agreement. The Change of Control Benefits constitute liquidated damages



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and severance pay and upon payment thereof by the Company to the Executive, the
Company shall have no further obligations to the Executive under this Agreement. For purposes of this Agreement, "Good Reason" shall mean:

            (i) Any breach of this Agreement by the Company;

            (ii) the assignment to the Executive of any duties inconsistent with, or the reduction of powers or functions associated with, his positions, duties, responsibilities and status with the Company immediately prior to a Change of Control, or any removal of the Executive from or any failure to re-elect the Executive to any positions or offices the Executive held immediately prior to such Change of Control, except in connection with the termination of the Executive's employment by the Company for cause or by reason of disability;

            (iii) the Company's mandatory transfer of the Executive to another geographic location other than Milwaukee, Wisconsin (the principal executive offices of the Company), except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to such Change of Control;

            (iv) the failure by the Company to continue in effect any employee benefit plan or arrangement as described in paragraph 5(c) hereof in which the Executive was participating immediately prior to a Change of Control, the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any of such plans or arrangements or deprive the Executive of any



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material fringe benefit enjoyed by the Executive immediately prior to such
Change of Control; or

            (v) a significant adverse change, without the Executive's written consent, in working conditions or status including but not limited to (A) a significant change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or (B) a reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which is reasonably necessary for the performance of the Executive's duties as set forth in Section 3 hereof.

        In the event that the Executive shall in good faith give a Notice of Termination (as hereinafter defined) for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Company and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Company and the Executive and the Executive shall be entitled to receive only Discretionary Benefits, if any, as described under paragraph 10(a) of this Agreement.

        11. Notice of Termination. Any termination of the Executive's employment by the Company under Section 9 or by the Executive for Good Reason after a Change of Control shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

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        12. Interest and Costs. In the event that any payments due to the
Executive hereunder shall fail to be paid when due, such unpaid amounts shall bear interest at the rate of 12% per annum and if such unpaid amounts are collected by law or through an attorney-at-law, the Executive shall also be entitled to collect reasonable attorneys' fees and all costs of collection.

        13. Noncompetition. For a period of one year after the termination of active employment hereunder, the Executive shall not, within the United States, except as permitted by the Company's prior written consent, engage in, be employed by, or in any way advise or act for, or have any financial interest in any business which is a competitor of the Company. The ownership of less than Five Percent of any class of securities of any corporation listed on a national securities exchange or regularly traded over the counter even though such corporation may be a competitor of the Company as specified above, shall not be deemed as constituting a financial interest in such competitor.

        14. Successors; Binding Agreement.

        (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which



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executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        15. Notice. All notices, requests, demands and other communications required or permitted to be given by either party to the other party by this Agreement (including, without limitation, any Notice of Termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

         If to the Company, to:

                   Universal Foods Corporation
                   433 East Michigan Street
                   Milwaukee, Wisconsin 53202
                    Attention: Board of Directors and Secretary

               If to Executive, to:

                   Mr. Kenneth P. Manning
                   2914 East Newberry Blvd.
                   Milwaukee, Wisconsin 53211

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Either party hereto may change its address for purposes of this Section 15 by giving fifteen (15) days prior notice to the other party hereto.

        16. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        17. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning of this Agreement.

        18. Governing Law. This Agreement has been executed and delivered in the State of Wisconsin and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin.

        19. Payroll and Withholding Taxes. All payments to be made or benefits to be provided hereunder by the Company shall be subject to reduction for any applicable payroll-related or withholding taxes.

        20. Entire Agreement. This Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                                      UNIVERSAL FOODS CORPORATION ("Company")

                                      By  /s/ Guy A. Osborn
                                         ------------------------------------
[CORPORATE SEAL]                      Attest /s/ T.M. O'Reilly, Sec.
                                            ---------------------------------

                                      EXECUTIVE

                                             /s/ Kenneth P. Manning     (SEAL)
                                      ----------------------------------




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